Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-221792) of Cision Ltd. of our report dated March 13, 2018, relating to the consolidated financial statements, which appears in Prospectus Supplement No. 3 to the Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 13, 2018